November 6, 2008

Board of Directors of Ulticom, Inc.

c/o Shawn Osborne

1020 Briggs Road

Mt. Laurel, NJ 08054

Re:	Resignation

Dear Board of Directors of Ulticom, Inc.:

This letters serves as my resignation as a director on the Board of Directors of Ulticom, Inc. and its committees effective November 13, 2008.

Sincerely,

/s/ Avi T. Aronovitz

Avi T. Aronovitz